FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

Contact: Patrick M. Fahey
Frontier Financial Corporation
Chairman and CEO
425-423-7250

Michael Clementz
Frontier Financial Corporation
President
425-514-0717

John J. Dickson
Frontier Bank
President
425-514-0700

NEWS RELEASE

For release April 23, 2009, 1:30 P.M. PDT

FRONTIER FINANCIAL CORPORATION ANNOUNCES
FIRST QUARTER 2009 RESULTS

EVERETT, WASHINGTON – April 23, 2009 – Frontier Financial Corporation (NASDAQ: FTBK) today announced results for the quarter ended March 31, 2009.  For the three months ended March 31, 2009, the Corporation reported a net loss of $33.8 million, or ($0.72) per diluted share, compared to a net loss of $89.5 million, or ($1.90) per diluted share for the three months ended December 31, 2008, and net income of $15.5 million, or $0.33 per diluted share, for the three months ended March 31, 2008.  Contributing to the first quarter 2009 net loss was a $58.0 million provision for loan losses.  During the fourth quarter of 2008, the Corporation recognized a $77.1 million non-cash goodwill impairment charge and a $44.4 million provision for loan losses.

The first quarter 2009 results reflect continued pressure from an uncertain economy and the negative impact on the local housing market.  The ratio of nonperforming assets has increased to 16.25% of total assets at March 31, 2009, up from 10.87% at December 31, 2008, and 0.97% a year ago.  Because of this continued pressure, the provision for loan losses was $58.0 million for the three months ended March 31, 2009, compared to $44.4 million for the three months ended December 31, 2008, and $9.0 million for the three months ended March 31, 2008.  Net charge-offs for the three months ended March 31, 2009, totaled $59.5 million, compared to $39.2 million and $3.0 million for the three months ended December 31, 2008 and March 31, 2008, respectively.

Despite these challenging times, the Board of Directors and management continue to take important steps to strengthen the Corporation.  Management has been diligently working to reduce the concentration in real estate construction and land development loans, and on a linked quarter basis, successfully reduced these portfolios by $147.4 million, or 9.6%.  In addition, undisbursed loan commitments related to these portfolios decreased $75.0 million, or 41.9%, for the same period resulting in a reduction of total commitments for real estate construction and land development of $222.4 million in the quarter.  At March 31, 2009, deposits totaled $3.35 billion, an increase of $78.5 million, or 2.4%, compared to December 31, 2008.

As part of our ongoing strategy to reduce noninterest expense, the Board of Directors voted to suspend the Corporation’s matching of employee 401(k) plan contributions, effective May 1, 2009.  This cost saving measure is expected to reduce noninterest expense by approximately $1.7 million annually.

Patrick M. Fahey, Chairman and CEO of Frontier Financial Corporation said, “While the economy in general and the housing market in particular remain our primary issue, we are seeing increasing signs of improvement. There was virtually no activity in sales of finished homes in other real estate or the portfolio at the beginning of the quarter. Purchase and sale agreements and closed sales have been slowly gaining momentum with some new activity daily. While it will still take time and continued improvement, we are pleased to see encouraging signs.

We have continued an aggressive approach to recognition of problem loans, and have been even more conservative this quarter by charging off the specific reserves in the allowance, with the added benefit of an income tax deduction and an enhancement of total risk-weighted capital.”

As previously announced, on March 20, 2009, Frontier Bank (“Bank”), a wholly-owned subsidiary of Frontier Financial Corporation, entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (“Consent Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (“DFI”) resulting from a June 30, 2008 examination.  The Corporation and the Bank are actively engaged in responding to the concerns raised in the FDIC order, and we believe we have already addressed many of the regulators’ requirements.

Liquidity

We continue to closely monitor and manage our liquidity position, understanding that this is of critical importance in the current economic environment.  Attracting and retaining customer deposits remains our primary source of liquidity.  Total deposits increased $78.5 million on a linked quarter basis and $190.5 million year-over-year.

In an effort to increase on-balance sheet liquidity, we have focused on reducing our balance sheet, in particular, the real estate loan portfolio.  For the first quarter of 2009, total loans decreased $119.2 million, compared to the fourth quarter of 2008, and $57.4 million compared to the first quarter of 2008.  Additionally, we have increased our federal funds sold balances on a linked quarter and year-over-year basis.

Capital

Management constantly monitors the level of capital, considering, among other things, our present and anticipated needs, current market conditions and other relevant factors, which may necessitate changes in the level of capital.  We are currently taking steps to strengthen our capital position.  We continue to look at adding capital through a private equity investment and have engaged an investment banking firm to help facilitate this process.  At March 31, 2009, our total risk-based capital and Tier 1 leverage capital ratios were 10.4% and 7.6%, respectively, and continue to be above the established minimum regulatory capital levels.  Our tangible common equity ratio was 7.7% at March 31, 2009.

Review of Financial Condition

Loans

At March 31, 2009, total loans, including loans held for resale, were $3.66 billion, compared to $3.78 billion at December 31, 2008, and $3.72 billion at March 31, 2008.

The quarter-over-quarter and year-over-year decreases in total loans is attributable to decreases in new loan originations, loan pay downs and increased loan charge-offs.  With few exceptions, we have suspended the origination of new real estate construction, land development and completed lot loans.  New loan originations for the first quarter of 2009 totaled $23.3 million, compared to $74.2 million for the fourth quarter 2008, and $287.1 million for the first quarter of 2008.

Management continues to recognize loan quality deterioration on a timely basis and aggressively address work out strategies.   Net charge-offs totaled $59.5 million for the three months ended March 31, 2009, compared to $39.2 million for the three months ended December 31, 2008, and $3.0 million for the three months ended March 31, 2008.  Due to the increased net charge-off’s, the Corporation has adjusted its income tax provision to claim these losses as current tax deductions.

Allowance for Loan Losses

The total allowance for loan losses was $111.5 million, or 3.05%, of total loans outstanding at March 31, 2009, compared to $112.6 million, or 2.98%, at December 31, 2008, and $60.3 million, or 1.62%, at March 31, 2008. The allowance for loan losses, including the reclassified allocation for undisbursed loans of $1.6 million, would amount to a total allowance of $113.1 million, or 3.09%, of total loans outstanding at March 31, 2009.

Asset Quality

Nonperforming assets are summarized as follows (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Commercial and industrial	$12,745	$12,908	$1,256	$394	$18
Real estate:
Commercial	14,527	10,937	2,986	-	-
Construction	286,342	181,905	135,419	96,526	24,950
Land development	217,082	177,139	40,602	13,450	10,594
Completed lots	94,438	34,005	17,949	7,872	2,525
Residential 1-4 family	30,521	17,686	6,985	1,010	666
Installment and other	718	645	-	684	14
Total nonaccruing loans	656,373	435,225	205,197	119,936	38,767

Other real estate owned	18,874	10,803	3,693	3,681	633
Total nonperforming assets	$675,247	$446,028	$208,890	$123,617	$39,400

Restructured loans	-	-	-	-	-

Total loans at end of period (1)	$3,659,510	$3,778,733	$3,832,052	$3,807,278	$3,716,950
Total assets at end of period	$4,154,267	$4,104,445	$4,244,963	$4,156,721	$4,062,825

Total nonaccruing loans to total loans	17.94%	11.52%	5.35%	3.15%	1.04%
Total nonperforming assets to total assets	16.25%	10.87%	4.92%	2.97%	0.97%

(1) Includes loans held for resale.

The ratio of loans past due over 90 days was 14.1% of total loans at March 31, 2009, compared to 8.9% at December 31, 2008, and 0.8% at March 31, 2008.  There were no loans 90 days or more past due and still accruing interest at March 31, 2009.

Results of Operations

Net interest income

Net interest income for the three months ended March 31, 2009, was $23.8 million, compared to $33.9 million for the three months ended December 31, 2008, and $47.4 million for the three months ended March 31, 2008.

On a linked quarter basis, net interest income decreased $10.1 million, or 29.8%.  The decrease in net interest income is primarily attributable to the reversal of $6.3 million of accrued interest income on loans placed on nonaccrual status during the quarter and the $94.2 million, or 2.5%, decrease in average loans outstanding.  For the quarter ended March 31, 2009, the average yield on loans was 5.38%, down 80 basis points from 6.18% for the quarter ended December 31, 2008.

For the three months ended March 31, 2009, net interest income decreased $23.6 million, or 49.9%, compared to the same period a year ago.  Average outstanding balances decreased net interest income by $2.7 million and changes in interest rates decreased net interest income by $20.9 million.  For the first quarter of 2009, average earning assets increased $355.9 million, or 9.3%, and average interest bearing liabilities increased $363.6 million, or 11.6%, compared to the first quarter of 2008.  The average quarterly yield on earning assets decreased 327 basis points to 4.95% for the first quarter 2009, compared to 8.22% for the first quarter 2008.  The average cost on total interest bearing liabilities decreased 77 basis points to 3.10% for the first quarter 2009, compared to 3.87% for the first quarter 2008.

Also contributing to the decrease in net interest income for the quarter and year, was the change in mix of earning assets.  For the first quarter of 2009, federal funds sold accounted for 7.5% of total earning assets, compared to 1.1% for the linked quarter and 0.3% for the prior year.  Typically, federal funds sold are a lower earning asset and currently yield a rate of 0.25%.  As previously mentioned, federal funds sold balances increased on a linked quarter and year-over-year basis to improve liquidity and were funded by growth in time deposits.

The annualized tax equivalent net interest margin was 2.31% for the quarter ended March 31, 2009, compared to 3.42% for the quarter ended December 31, 2008, and 5.01% for the quarter ended March 31, 2008.  For the quarter ended March 31, 2009, the reversal of $6.3 million of interest accruals lowered the tax equivalent net interest margin by approximately 61 basis points.  The remainder of the decrease in net interest margin, on a linked quarter basis, can be attributed to lower loan fees as a result of reduced loan originations, a reduction of average outstanding loan balances and a change in the mix of the balance sheet.

The year-over-year 270 basis point decrease in the tax equivalent net interest margin can be attributed to the decreases in interest rates by the Federal Reserve, and the resulting repricing of variable rate loans at lower rates.  At March 31, 2009, the Federal Funds rate was 0.25%, down 200 basis points from 2.25% at March 31, 2008.  In addition, loan originations decreased 91.9% from the first quarter of 2008 to the first quarter of 2009, resulting in lower loan fees.

Noninterest income

For the three months ended March 31, 2009, noninterest income totaled $4.3 million, compared to $7.5 million for the three months ended December 31, 2008, and $6.3 million for the three months ended March 31, 2008.

On a linked quarter basis, noninterest income decreased $3.2 million, or 42.4%.  Excluding nonrecurring items for both periods; such as the gain on sale of securities and the gain on sale of consumer credit cards, which is included in other noninterest income, total noninterest income actually increased $301 thousand, or 7.8%.  For the quarter, gain on sale of secondary mortgage loans increased $337 thousand, or 136.4%, and service charges increased $155 thousand, or 12.0%.

During the fourth quarter 2008, we sold our interest in Washington Banking Company for a pre-tax gain of $2.5 million and certain agency securities for a pre-tax gain of $532 thousand. During the first quarter of 2009, we sold two securities for a nominal pre-tax gain of $47 thousand.  Additionally, in the fourth quarter of 2008, we recognized a $506 thousand gain related to the sale of our consumer credit card portfolio to TCM Bank. Related to this initial sale, an additional premium of $107 thousand was paid and recognized during the first quarter of 2009.  No additional consumer credit cards, however, were sold during the first quarter of 2009.

Noninterest income decreased $2.0 million, or 31.4%, for the three months ended March 31, 2009, compared to the same period a year ago.  During the first quarter of 2009, we recognized a nominal pre-tax gain of $47 thousand on the sale of two securities.  In comparison, we recognized a pre-tax gain of $2.0 million on the sale of our interest in Skagit State Bank and a one-time pre-tax gain of $274 thousand related to the required liquidation of our stake in Visa, Inc., during the first quarter of 2008.  Excluding the gain on sale of securities for both periods, noninterest income increased $296 thousand, or 7.4%, as a result of an increase in the gain on sale of secondary mortgage loans and an increase in service charges.

Noninterest expense

Noninterest expense totaled $23.3 million for the three months ended March 31, 2009, compared to $94.9 million for the three months ended December 31, 2008, and $21.5 million for the three months ended March 31, 2008.

During the fourth quarter 2008, we recognized a $77.1 million non-cash charge related to the full impairment of goodwill.  In addition, during the same quarter, we had a reversal of bonus and profit sharing accruals of $2.9 million.  Excluding this non-cash impairment charge for goodwill and the reversal of bonus and profit sharing accrual, noninterest expense increased $2.5 million, or 14.2%, for the first quarter of 2009 compared to the linked quarter.

On a linked quarter basis, salaries and employee benefits increased $3.0 million, or 32.2%.  Excluding the fourth quarter reversal of the bonus and profit sharing contribution, salaries and employee benefits remained relatively flat.  For the most part, we have placed a moratorium on the hiring of new employees, and therefore, do not expect any significant increases in salaries and employee benefits for 2009.  At March 31, 2009, full-time equivalents totaled 781, compared to 799 at December 31, 2008, and 824 at March 31, 2008.  Additionally, the decrease in loan originations and deferred loan costs, increased salaries and employee benefits by $1.0 million for the period.

Other noninterest expense totaled $7.7 million for the three months ended March 31, 2009, compared to $5.7 million for the three months ended December 31, 2008, an increase of $2.0 million, or 35.5%.  The most significant increase related to increases in FDIC insurance assessments which totaled $2.5 million.  For the period, we were also assessed an additional $363 thousand from the  Public Deposit Protection Commission for Frontier Bank’s share of uninsured public funds as a result of the fourth quarter 2008 failure of the Bank of Clark County located in Vancouver, Washington.  Additionally, foreclosure expense increased $178 thousand and collection expense increased $86 thousand, which directly corresponds to the increase in nonperforming assets over the period.  Other noninterest expense, excluding the additional FDIC assessments of $2.9 million, actually decreased $899 thousand, or 15.8%, for the period as a result of our continued efforts to decrease costs.

Total noninterest expense increased $1.8 million, or 8.1%, for the three months ended March 31, 2009, compared to the three months ended March 31, 2008.  For the same period, salaries and employee benefits decreased $1.6 million, or 11.2%, while other noninterest expense increased $3.3 million, or 74.7%.  The decrease in salary and employee benefits is primarily attributable to the elimination of bonus and incentive pay, a reduction in executive compensation, salary freezes and a moratorium on hiring.  The increases in other noninterest expense is attributable to the increases in FDIC insurance premiums of $2.9 million, collection expense of $280 thousand and foreclosure expense of $395 thousand for the period.  Excluding the $2.9 million in additional FDIC insurance premiums, total noninterest expense decreased $1.2 million year-over-year, as a result of our cost reduction measures that commenced in the third quarter of 2008.

Certain amounts in prior years’ financial statements have been reclassified to conform to the 2008 presentation.  These classifications have not had an effect on previously reported income or total equity.

Frontier Financial Corporation is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.

Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2008 Form 10-K.

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for shares and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
INTEREST INCOME
Interest and fees on loans	$49,400	$59,343	$75,918
Interest on investments	1,091	1,049	1,582
Total interest income	50,491	60,392	77,500
INTEREST EXPENSE
Interest on deposits	22,635	22,715	25,725
Interest on borrowed funds	4,102	3,822	4,377
Total interest expense	26,737	26,537	30,102
Net interest income	23,754	33,855	47,398
PROVISION FOR LOAN LOSSES	58,000	44,400	9,000
Net interest income after provison for loan losses	(34,246)	(10,545)	38,398

NONINTEREST INCOME
Gain on sale of securities	47	3,129	2,324
Gain on sale of secondary mortgage loans	584	247	389
Gain on sale of other real estate owned	-	4	12
Service charges on deposit accounts	1,446	1,291	1,325
Other noninterest income	2,245	2,831	2,253
Total noninterest income	4,322	7,502	6,303

NONINTEREST EXPENSE
Salaries and employee benefits	12,420	9,398	13,993
Occupancy expense	2,838	2,406	2,590
State business taxes	326	370	551
Other noninterest expense	7,708	5,690	4,411
	23,292	17,864	21,545
Goodwill impairment	-	77,073	-
Total noninterest expense	23,292	94,937	21,545
INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(53,216)	(97,980)	23,156
PROVISION (BENEFIT) FOR INCOME TAXES	(19,405)	(8,464)	7,655
NET INCOME (LOSS)	$(33,811)	$(89,516)	$15,501
Weighted average number of
shares outstanding for the period	47,126,801	47,038,400	46,985,320
Basic earnings (losses) per share	$(0.72)	$(1.90)	$0.33
Weighted average number of diluted shares
outstanding for period	47,126,801	47,038,400	47,098,645
Diluted earnings (losses) per share	$(0.72)	$(1.90)	$0.33

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except for shares and per share amounts)
(Unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
ASSETS
Cash and due from banks	$38,160	$52,022	$70,010
Federal funds sold	290,349	117,740	5
Securities
Available for sale, at fair value	80,111	90,606	124,862
Held to maturity, at amortized cost	3,084	3,085	3,742
Total securities	83,195	93,691	128,604

Loans held for resale	6,191	6,678	6,592
Loans	3,653,319	3,772,055	3,710,358
Allowance for loan losses	(111,484)	(112,556)	(60,277)
Net loans	3,548,026	3,666,177	3,656,673

Premises and equipment, net	50,717	51,502	50,831
Intangible assets	740	794	78,080
Federal Home Loan Bank (FHLB) stock	19,885	19,885	18,738
Bank owned life insurance	24,578	24,321	24,002
Other real estate owned	18,874	10,803	633
Other assets	79,743	67,510	35,249
Total assets	$4,154,267	$4,104,445	$4,062,825

LIABILITIES
Deposits
Noninterest bearing	$410,411	$395,451	$373,268
Interest bearing	2,943,245	2,879,714	2,789,879
Total deposits	3,353,656	3,275,165	3,163,147

Federal funds purchased and
securities sold under repurchase agreements	22,067	21,616	67,984
Federal Home Loan Bank advances	428,996	429,417	318,165
Junior subordinated debentures	5,156	5,156	5,156
Other liabilities	24,991	21,048	40,451
Total liabilities	3,834,866	3,752,402	3,594,903

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized	-	-	-
Common stock, no par value; 100,000,000 shares authorized	256,970	256,137	253,824
Retained earnings	64,209	98,020	208,793
Accumulated other comprehensive income (loss), net of tax	(1,778)	(2,114)	5,305
Total shareholders' equity	319,401	352,043	467,922
Total liabilities and shareholders' equity	$4,154,267	$4,104,445	$4,062,825

Shares outstanding at end of period	47,131,853	47,095,103	46,998,802

Book value	$6.78	$7.48	$9.96
Tangible book value	$6.76	$7.46	$8.29

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
(In thousands)
(Unaudited)

	For the Period Ended (Year-to-Date)
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Loans by Type (including loans
held for resale)
Commercial and industrial	$444,681	$457,215	$452,286	$448,360	$416,154
Real Estate:
Commercial	1,020,530	1,044,833	1,049,939	1,048,321	1,025,047
Construction	870,201	949,909	1,030,591	1,048,552	1,084,264
Land development	512,804	580,453	607,501	598,931	565,690
Completed lots	297,702	249,685	242,234	236,004	245,500
Residential 1-4 family	443,361	431,170	379,485	357,650	312,545
Installment and other loans	70,231	65,468	70,016	69,460	67,750
Total loans	$3,659,510	$3,778,733	$3,832,052	$3,807,278	$3,716,950

Allowance for Loan Losses
Balance at beginning of period	$114,638	$57,658	$57,658	$57,658	$57,658
Provision for loan losses	58,000	120,000	75,600	33,500	9,000
Loans charged-off
Commercial and industrial	(5,355)	(3,101)	(1,167)	(381)	(138)
Real Estate:
Commercial	(149)	(1,264)	-	-	-
Construction	(29,448)	(31,968)	(17,316)	(9,275)	(2,652)
Land development	(19,057)	(12,165)	(1,050)	-	(250)
Completed lots	(3,504)	(13,839)	(4,031)	-	(26)
Residential 1-4 family	(2,127)	(846)	(250)	-	-
Installment and other loans	(205)	(343)	(246)	(106)	(24)
Total charged-off loans	(59,845)	(63,526)	(24,060)	(9,762)	(3,090)
Recoveries
Commercial and industrial	211	308	237	226	94
Real Estate:
Commercial	-	-	-	-	-
Construction	51	161	9	10	7
Land development	57	-	-	-	-
Completed lots	16	9	5	-	-
Residential 1-4 family	-	-	-	-	-
Installment and other loans	2	28	23	11	7
Total recoveries	337	506	274	247	108
Net (charge-offs) recoveries	(59,508)	(63,020)	(23,786)	(9,515)	(2,982)
Balance before portion identified
for undisbursed loans	113,130	114,638	109,472	81,643	63,676
Reserve acquired in merger	-	-	-	-	-
Portion of reserve identified for
undisbursed loans	(1,646)	(2,082)	(2,837)	(2,921)	(3,399)
Balance at end of period	$111,484	$112,556	$106,635	$78,722	$60,277

Allowance for loan losses as a
percentage of total loans,
including loans held for resale	3.05%	2.98%	2.78%	2.07%	1.62%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

	For the Period Ended (Year-to-Date)
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Nonperforming Assets (NPA)
Nonaccruing loans	$656,373	$435,225	$205,197	$119,936	$38,767
Other real estate owned	18,874	10,803	3,693	3,681	633
Total nonperforming assets	675,247	446,028	208,890	123,617	39,400

Restructured loans	-	-	-	-	-
Total impaired assets	$675,247	$446,028	$208,890	$123,617	$39,400

Total nonaccruing loans to total loans	17.94%	11.52%	5.35%	3.15%	1.04%
Total NPA to total assets	16.25%	10.87%	4.92%	2.97%	0.97%

Interest Bearing Deposits
Money market, sweep and NOW	$365,807	$325,554	$557,323	$600,023	$733,551
Savings	334,076	365,114	418,535	367,731	305,982
Time deposits	2,243,362	2,189,046	2,050,857	1,939,297	1,750,346
Total interest bearing deposits	$2,943,245	$2,879,714	$3,026,715	$2,907,051	$2,789,879

Capital Ratios
Tier 1 leverage ratio	7.60%	8.62%	8.88%	9.69%	9.94%
Tier 1 risk-based capital ratio	9.13%	9.64%	9.48%	9.96%	10.13%
Total risk-based capital ratio	10.40%	10.91%	10.75%	11.22%	11.38%

	For the Three Months Ended
Performance Ratios	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
ROA (annualized)	-3.18%	-8.68%	-1.69%	0.20%	1.55%
ROE (annualized)	-38.70%	-81.58%	-15.32%	1.75%	13.36%
Efficiency ratio	83%	50%	49%	43%	42%

Average assets	$4,248,979	$4,125,319	$4,221,730	$4,087,538	$3,989,829
Average shareholders' equity	$349,465	$438,908	$464,500	$473,750	$464,248

	For the Period Ended (Year-to-Date)
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
ROA (annualized)	-3.18%	-2.18%	-0.01%	0.87%	1.55%
ROE (annualized)	-38.70%	-19.42%	-0.06%	7.44%	13.36%
Efficiency ratio	83%	45%	44%	42%	42%

Average assets	$4,248,979	$4,107,571	$4,102,034	$4,041,808	$3,989,829
Average shareholders' equity	$349,465	$461,981	$469,727	$472,369	$464,248

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Quarterly Average Balances
	March 31, 2009	December 31, 2008	$ Change	% Change
Assets
Cash and due from banks	$48,534	$48,279	$255	0.5%
Federal funds sold	312,701	44,246	268,455	606.7%

Securities available for sale	80,756	97,124	(16,368)	-16.9%
Securities held to maturity	3,085	3,517	(432)	-12.3%
Total securities	83,841	100,641	(16,800)	-16.7%

Loans held for sale	6,356	2,414	3,942	163.3%
Loans
Commercial and industrial	446,402	456,594	(10,192)	-2.2%
RE commercial	1,028,500	1,051,625	(23,125)	-2.2%
RE construction	936,854	1,022,043	(85,189)	-8.3%
RE land development	558,172	602,838	(44,666)	-7.4%
RE completed lots	272,422	249,849	22,573	9.0%
RE residential 1-4 family	430,531	385,218	45,313	11.8%
Installment and other	66,798	69,656	(2,858)	-4.1%
Total	3,746,035	3,840,237	(94,202)	-2.5%
Allowance for loan losses	(120,981)	(121,288)	307	-0.3%
Net loans	3,625,054	3,718,949	(93,895)	-2.5%

Premises and equipment, net	51,271	51,819	(548)	-1.1%
Intangible assets	768	77,905	(77,137)	-99.0%
FHLB Stock	19,885	18,084	1,801	10.0%
Bank owned life insurance	24,434	24,185	249	1.0%
Other real estate owned	14,758	3,468	11,290	325.5%
Other assets	67,733	37,743	29,990	79.5%
Total assets	$4,248,979	$4,125,319	$123,660	3.0%

Liabilities
Deposits:
Noninterest bearing	$383,699	$389,127	$(5,428)	-1.4%
Interest bearing
MMA, Sweep and NOW	330,878	407,758	(76,880)	-18.9%
Savings	358,560	392,845	(34,285)	-8.7%
Time deposits	2,349,563	2,065,873	283,690	13.7%
Total interest bearing	3,039,001	2,866,476	172,525	6.0%
Total deposits	3,422,700	3,255,603	167,097	5.1%

Fed funds purchased and
repurchase agreements	18,917	61,487	(42,570)	-69.2%
FHLB Advances	429,324	359,296	70,028	19.5%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	23,417	4,869	18,548	380.9%
Total liabilities	3,899,514	3,686,411	213,103	5.8%
Total shareholders’ equity	349,465	438,908	(89,443)	-20.4%
Total liabilities and shareholders’ equity	$4,248,979	$4,125,319	$123,660	3.0%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Quarterly Average Balances
	March 31, 2009	March 31, 2008	$ Change	% Change
Assets
Cash and due from banks	$48,534	$50,383	$(1,849)	-3.7%
Federal funds sold	312,701	11,897	300,804	2528.4%

Securities available for sale	80,756	124,053	(43,297)	-34.9%
Securities held to maturity	3,085	3,743	(658)	-17.6%
Total securities	83,841	127,796	(43,955)	-34.4%

Loans held for resale	6,356	4,806	1,550	32.3%
Loans
Commercial and industrial	446,402	397,144	49,258	12.4%
RE commercial	1,028,500	1,016,160	12,340	1.2%
RE construction	936,854	1,068,228	(131,374)	-12.3%
RE land development	558,172	555,373	2,799	0.5%
RE completed lots	272,422	245,456	26,966	11.0%
RE residential 1-4 family	430,531	293,516	137,015	46.7%
Installment and other	66,798	67,475	(677)	-1.0%
Total	3,746,035	3,648,158	97,877	2.7%
Allowance for loan losses	(120,981)	(55,210)	(65,771)	119.1%
Net loans	3,625,054	3,592,948	32,106	0.9%

Premises and equipment, net	51,271	48,696	2,575	5.3%
Intangible assets	768	78,119	(77,351)	-99.0%
FHLB Stock	19,885	18,738	1,147	6.1%
Bank owned life insurance	24,434	23,853	581	2.4%
Other real estate owned	14,758	665	14,093	2119.2%
Other assets	67,733	36,734	30,999	84.4%
Total assets	$4,248,979	$3,989,829	$259,150	6.5%

Liabilities
Deposits:
Noninterest bearing	$383,699	$366,077	$17,622	4.8%
Interest bearing
MMA, Sweep and NOW	330,878	710,264	(379,386)	-53.4%
Savings	358,560	265,728	92,832	34.9%
Time deposits	2,349,563	1,734,853	614,710	35.4%
Total interest bearing	3,039,001	2,710,845	328,156	12.1%
Total deposits	3,422,700	3,076,922	345,778	11.2%

Fed funds purchased and
repurchase agreements	18,917	81,455	(62,538)	-76.8%
FHLB Advances	429,324	331,352	97,972	29.6%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	23,417	30,696	(7,279)	-23.7%
Total liabilities	3,899,514	3,525,581	373,933	10.6%
Total shareholders’ equity	349,465	464,248	(114,783)	-24.7%
Total liabilities and shareholders’ equity	$4,248,979	$3,989,829	$259,150	6.5%